               Section 240.14a-101  Schedule 14A.
          Information required in proxy statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                  Minerals Technologies Inc.
..................................................................
     (Name of Registrant as Specified In Its Charter)


..................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

                        [MINERALS TECHNOLOGIES LOGO]

                         MINERALS TECHNOLOGIES INC.
                           THE CHRYSLER BUILDING
                            405 LEXINGTON AVENUE
                          NEW YORK, NY 10174-1901


                                                      April 5, 2004

Dear Fellow Stockholder:

    You are cordially invited to attend the 2004 Annual Meeting of Stockholders of Minerals Technologies Inc., which will be held on Wednesday, May 26, 2004, at 2:00 p.m., in the J. P. Morgan Chase & Co. Building, 11th floor, Room C,
270 Park Avenue (between 47th and 48th Streets), New York, New York 10017.

    At this year's meeting, you will be asked to consider and to vote upon the election of three directors. Your Board of Directors unanimously recommends that you vote FOR the nominees.

    You will also be asked to ratify the appointment of KPMG LLP as our independent auditors for the 2004 fiscal year. The Board continues to be pleased with the services KPMG LLP has rendered to Minerals Technologies, and unanimously recommends that you vote FOR this proposal.

    The two items upon which you will be asked to vote are discussed more fully in the Proxy Statement. I urge you to read the Proxy Statement completely and carefully so that you can vote your interests on an informed basis.

    Your vote is important! Whether or not you plan to attend the meeting, and regardless of the number of shares you own, your representation and vote are very important and you should vote your shares. Therefore, I urge you to complete, sign, date and return the enclosed proxy card promptly in the accompanying postage prepaid envelope. All stockholders of record, and many street name holders, may also vote by internet, or by touchtone telephone from the United States and Canada, using the instructions on the proxy card. If you return a signed proxy without marking it, it will be voted in accordance with management's recommendations. You may, of course, attend the Annual Meeting and vote in person, even if you have previously submitted a proxy.

                                                      Sincerely,

                                                      Paul R. Saueracker

                                                      Paul R. Saueracker
                                                      Chairman, President and
                                                      Chief Executive Officer


  This Proxy Statement is printed on paper containing precipitated calcium carbonate (PCC) produced by Minerals Technologies Inc.

                           MINERALS TECHNOLOGIES INC.
                             THE CHRYSLER BUILDING
                              405 LEXINGTON AVENUE
                         NEW YORK, NEW YORK 10174-1901

                          ---------------------------
                  NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
                          ---------------------------

                                  MAY 26, 2004

    The Annual Meeting of Stockholders of MINERALS TECHNOLOGIES INC., a Delaware corporation, will be held on Thursday, May 26, 2004, at 2:00 p.m., in the J. P. Morgan Chase & Co. Building, 11th Floor, Room C, 270 Park Avenue (between 47th and 48th Streets), New York, New York 10017, to consider and take action on the following items:

        (1) the election of three directors;

        (2) a proposal to ratify the appointment of KPMG LLP as independent auditors of Minerals Technologies for the 2004 fiscal year; and

        (3) any other business that properly comes before the meeting, either at the scheduled time or after any adjournment.

    Stockholders of record as of the close of business on March 29, 2004, are entitled to notice of and to vote at the meeting.

                                          By order of the Board of Directors,

                                          S. Garrett Gray

                                          S. Garrett Gray
                                          Secretary

New York, New York
April 5, 2004


--------------------------------------------------------------------------------
                                   IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND IN PERSON, PLEASE VOTE BY COMPLETING AND MAILING THE ENCLOSED PROXY. WE ASK YOU TO MARK YOUR CHOICES, SIGN, DATE AND RETURN THE PROXY AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. ALTERNATIVELY, ALL SHAREHOLDERS OF RECORD, AND MANY STREET NAME HOLDERS, CAN VOTE BY INTERNET, OR BY TOUCHTONE TELEPHONE FROM THE UNITED STATES AND CANADA, USING THE INSTRUCTIONS ON THE PROXY CARD. IF YOU RETURN A SIGNED PROXY WITHOUT MARKING IT, IT WILL BE VOTED IN ACCORDANCE WITH MANAGEMENT'S RECOMMENDATIONS. BY PROMPTLY SUBMITTING A PROXY, YOU WILL AID US IN REDUCING THE EXPENSE OF ADDITIONAL PROXY SOLICITATION.
--------------------------------------------------------------------------------

                           MINERALS TECHNOLOGIES INC.
                             THE CHRYSLER BUILDING
                              405 LEXINGTON AVENUE
                         NEW YORK, NEW YORK 10174-1901

                                 APRIL 5, 2004

                          ---------------------------
                                PROXY STATEMENT
                          ---------------------------

    This proxy statement (this 'Proxy Statement') contains information related to the annual meeting of stockholders (the 'Annual Meeting') of Minerals Technologies Inc. (the 'Company') to be held at 2:00 p.m. on Wednesday, May 26, 2004, in the J.P. Morgan Chase & Co. Building, 11th floor, Room C, at 270 Park Avenue (between 47th and 48th Streets), New York, NY 10017. Minerals Technologies Inc. is sending this Proxy Statement and form of proxy to its stockholders on or about April 5, 2004.

                QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
                             AND THE ANNUAL MEETING

Why am I being sent these materials?

  Minerals Technologies Inc. is sending this Proxy Statement and form of proxy card to its stockholders to ask them to appoint proxies who will represent them at the Annual Meeting of Stockholders. If a quorum does not attend or is not represented by proxy, the meeting will have to be adjourned and rescheduled.

Who is asking for my proxy?

  The Board of Directors asks you to submit a proxy for your shares so that even if you do not attend the meeting, your shares will be counted as present at the meeting and voted as you direct.

What is the agenda for the Annual Meeting?

  At the Annual Meeting, stockholders will vote on two questions: the election of John B. Curcio, Paul R. Saueracker and William C. Stivers as members of the Board of Directors, and ratification of the appointment of KPMG LLP as our independent auditors. Also, our management will make a brief presentation about the business of Minerals Technologies Inc., and representatives of KPMG LLP will make themselves available to respond to any questions from the floor.

  The Board does not know of any other business that will be presented at the Annual Meeting. The form of proxy gives the proxies discretionary authority with respect to any other matters that come before the Annual Meeting, and if such matters arise the individuals named in the proxy will vote according to their best judgment.

How does the Board of Directors recommend I vote?

  The Board unanimously recommends that you vote for each of the nominees for director, John B. Curcio, Paul R. Saueracker and William C. Stivers, and for ratification of the appointment of KPMG LLP to continue as our auditors.

Who can attend the Annual Meeting?

  Any stockholder of Minerals Technologies, any past or present employee, and other invitees may attend the Annual Meeting.

Who can vote at the Annual Meeting?

  Anyone who owned shares of our Common Stock at the close of business on March 29, 2004, the 'Record Date,' may vote those shares at the Annual Meeting. Each share is entitled to one vote.

What constitutes a quorum for the meeting?

  According to the by-laws of Minerals Technologies, a quorum for all meetings of stockholders consists of the holders of a majority of the shares of common stock issued and outstanding and entitled to vote, present in person or by proxy. On the Record Date there were 20,451,224 shares of common stock issued and outstanding, so at least 10,225,613 shares must be represented at the meeting for business to be conducted.

  Shares of common stock represented by a properly signed and returned proxy are treated as present at the Annual Meeting for purposes of determining a quorum, whether the proxy is marked as casting a vote or abstaining.

  Shares represented by 'broker non-votes' are also treated as present for purposes of determining a quorum. Broker non-votes are shares held in record name by brokers or nominees, as to which the broker or nominee (i) has not received instructions from the beneficial owner or person entitled to vote,
  (ii) does not have discretionary voting power under applicable New York Stock Exchange rules or the document under which it serves as broker or nominee, and
  (iii) has indicated on the proxy card, or otherwise notified us, that it does not have authority to vote the shares on the matter.

  If a quorum does not attend or is not represented, the Annual Meeting will have to be postponed.

How many votes are required for each question to pass?

  The by-laws state that directors are to be elected by a plurality vote of the shares of stock present and entitled to vote, in person or by proxy. All other questions are determined by a majority of the votes cast on the question, except as otherwise provided by law or by the Certificate of Incorporation of Minerals Technologies Inc.

What is the effect of abstentions and broker-non-votes?

  Abstentions and broker non-votes as to the election of directors will not affect the outcome of the election of directors. All other questions require a majority of votes cast in order to pass. All votes cast in favor of a given proposal, and all votes cast against it, are added together for a total sum of votes on that proposal. Abstentions and broker non-votes as to the proposal will not affect the outcome, because they will not be included in calculating the number of votes necessary for approval and will not count as votes cast for or against the question.

Who will count the votes?

  A representative of our transfer agent, EquiServe Trust Company, N.A., will serve as inspector of election.

Who are Minerals Technologies Inc.'s largest stockholders?

  As of January 31, 2004, T. Rowe Price Associates, Inc.. owned 7.2%, Franklin Resources, Inc. owned 7.0%, State Street Bank and Trust Company owned 5.8%, Vanguard Horizon Funds -- Vanguard Capital Opportunity Fund owned 5.2%, Manning & Napier Advisors, Inc. owned 5.2% and Wellington Management Company, LLP owned 5.0%, of our common stock. No other person owned of record, or, to our knowledge, owned beneficially, more than 5% of our common stock.

How can I cast my vote?

  You can vote by completing and mailing the enclosed proxy. We ask you to mark your choices, sign, date and return the proxy as soon as possible in the enclosed postage prepaid envelope.

  All stockholders of record, and many street name holders, can also vote by internet, or by touchtone telephone from the United States and Canada, using the instructions on the proxy card.

  You can attend the Annual Meeting and vote your shares in person; if you do, you should bring the enclosed proxy card with you as proof of the number of shares you owned on the Record Date.

What if I submit a proxy but don't mark it to show my preferences?

  If you return a properly signed proxy without marking it, it will be voted in accordance with management's recommendations on all proposals.

What if I submit a proxy and then change my mind?

  If you submit a proxy, you can revoke it at any time before it is voted by submitting a written revocation or a new proxy, or by voting in person at the Annual Meeting. However, if you have shares held through a brokerage firm, bank or other custodian, you can revoke an earlier proxy only by following the custodian's procedures.

Who is paying for this solicitation of proxies?

  Minerals Technologies pays the cost of this solicitation. In addition to soliciting proxies through the mail using this Proxy Statement, we may solicit proxies by telephone, facsimile, electronic mail and personal contact. These solicitations will be made by our regular employees without additional compensation. We have also engaged Morrow & Co., Inc. to assist in this solicitation of proxies, and we have agreed to pay that firm $4,000 for its assistance, plus expenses.

Where can I learn the outcome of the vote?

  The Corporate Secretary will announce the preliminary voting results at the meeting, and we will publish the final results in our quarterly report on Form 10-Q for the second quarter of 2004.

                              CORPORATE GOVERNANCE

    The Board of Directors has established Corporate Governance Guidelines, which are available by navigating to our website, www.mineralstech.com, and clicking on 'Corporate Governance.' Under the guidelines all members of the Board of Directors are expected to attend the Annual Meeting of Stockholders. The Board has established a Code of Ethics for the Chief Executive Officer, the Chief Financial Officer, and the Chief Accounting Officer, which is also available on our website.

    The Board of Directors met eight times in 2003. Each of the directors attended 100% of the meetings of the Board and committees on which he or she served in 2003. At each regular meeting of the Board of Directors, the independent directors meet in executive session outside the presence of the non-independent directors or any member of MTI management. These executive sessions are presided over by the chair of whichever committee of the Board has primary responsibility for the principal matter to be discussed. If no specific topic is proposed for the executive session, then the position of presiding director rotates among the chairs of the Audit, Compensation, and Corporate Governance committees.

    The Board has adopted the following categorical standards to guide it in determining whether a member of the Board can be considered 'independent' for purposes of Section 303A of the Listed Company Manual of the New York Stock
Exchange: A director will not be independent if, within the preceding year (within the preceding three years, after November 4, 2004):

    the director was employed by the Company, or an immediate family member of the director was employed by the Company as an executive officer;

    the director or an immediate family member of the director received more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pensions or other forms of direct compensation for prior service (provided such compensation is not contingent in any way on continued service);

    the director was employed by or affiliated with the Company's independent auditors or an immediate family member of the director was employed by or affiliated with the Company's independent auditors in a professional capacity;

    the director or an immediate family member was employed as an executive officer of another company where any of this Company's present executives served on that company's compensation committee; and

    the director was an executive officer or an employee, or had an immediate family member who was an executive officer, of a company that made payments to, or received payments from, the Company for goods or services in an amount which, in any single fiscal year, exceeded the greater of $1,000,000 or 2% of the other company's consolidated gross revenues.

    In the case of each director who qualifies as independent, the Board is aware of no relationships between the director and the Company and its senior management, other than the director's membership on the Board of the Company and on committees of the Board. As result of its application of the categorical standards and the absence of other relationships, the Board has affirmatively determined (with each member abstaining from consideration of his or her own independence) that none of the following members of the Board violates the categorical standards or otherwise has a relationship with the Company and, therefore, each is independent: Mr. John B. Curcio, Mr. Duane R. Dunham, Mr. Steven J. Golub, Dr. Kristina M. Johnson, Mr. Paul M. Meister, Mr. Michael F. Pasquale, Dr. John T. Reid, Mr. William C. Stivers and Dr. Jean-Paul Valles.

STOCKHOLDER PROPOSALS

    The following are Minerals Technologies' procedures for considering stockholder nominations for election to the Board of Directors, as well as other items of business. While the Board has not established any minimum set of qualifications for membership on the Board, it is expected that candidates will have substantial business experience, some familiarity with the industries that Minerals

Technologies serves, and an understanding and appreciation of the responsibilities of a company whose shares are listed on a national securities exchange.

    The Corporate Governance Committee will consider nominations of candidates for director, and the Board of Directors will consider other items of business, that are proposed by stockholders. The Company's by-laws describe the procedures that a stockholder must follow to nominate a candidate for director or to introduce an item of business at a meeting of stockholders. These procedures provide that nominations for directors and items of business to be introduced at an annual meeting of stockholders must be submitted in writing to the Secretary of Minerals Technologies at The Chrysler Building, 405 Lexington Avenue, New York, NY 10174-1901. If intended to be considered at an annual meeting, the nomination or proposed item of business must be received not less than 70 days nor more than 90 days in advance of the first anniversary of the previous year's annual meeting. Therefore, for purposes of the 2005 annual meeting, any nomination or proposal must be received between February 25 and March 17, 2005. With respect to any other meeting of stockholders, the nomination or item of business must be received not later than the close of business on the tenth day following the date of our public announcement of the date of the meeting. Under the rules of the Securities and Exchange Commission, if a stockholder proposal intended to be presented at the 2005 Annual Meeting is to be included in the proxy statement and form of proxy relating to that meeting, we must receive the proposal at the address above no later than December 6, 2004.

    The nomination or item of business must contain:

    The name and address of the stockholder giving notice, as they appear in our books (and of the beneficial owner, if other than the stockholder, on whose behalf the proposal is made);

    The class and number of shares of stock owned of record or beneficially by the stockholder giving notice (and by the beneficial owner, if other than the stockholder, on whose behalf the proposal is made);

    A representation that the stockholder is a holder of record of stock entitled to vote at the meeting, and intends to appear at the meeting in person or by proxy to make the proposal; and

    A representation whether the stockholder (or beneficial owner, if any) intends, or is part of a group which intends, to deliver a proxy statement and form of proxy to holders of at least the percentage of outstanding stock required to elect the nominee or approve the proposal and/or otherwise solicit proxies from stockholders in support of the nomination or proposal.

    Any notice regarding the introduction of an item of business at a meeting of stockholders must also include:

    A brief description of the business desired to be brought before the meeting;

    The reason for conducting the business at the meeting;

    Any material interest in the item of business of the stockholder giving notice (and of the beneficial owner, if other than the stockholder, on whose behalf the proposal is made); and

    If the business includes a proposal to amend the by-laws, the language of the proposed amendment.

    Any nomination of a candidate for director must also include:

    A signed consent of the nominee to serve as a director, if elected;

    The name, age, business address, residence address and principal occupation or employment of the nominee;

    The number of shares of Minerals Technologies common stock beneficially owned by the nominee; and

    Any additional information that would be required under the rules of the Securities and Exchange Commission in a proxy statement soliciting proxies for the election of that nominee as a director.

    Stockholders and any other interested parties may communicate directly by e-mail with the independent members of the Board at the following address: independent.directors@mineralstech.com.

The independent members of the Board have direct access to all messages sent to this address; the messages are monitored by the office of the General Counsel of Minerals Technologies. No message sent to this address will be deleted without the approval of the chair of whichever committee of the Board has primary responsibility for the principal subject matter of the message.

                      COMMITTEES OF THE BOARD OF DIRECTORS

    The Board of Directors has established, and approved formal written charters for, an Audit Committee, a Compensation Committee, and a Corporate Governance Committee. The full texts of the charters of these three committees are available at our website, www.mineralstech.com, by clicking on 'Corporate Governance.' In addition, the full text of the Charter of the Audit Committee appears as Appendix 1 to this Proxy Statement.

THE AUDIT COMMITTEE

    The Audit Committee consists of Mr. Pasquale (Chair), Dr. Johnson, Dr. Reid and Mr. Stivers, who are not employees of Minerals Technologies. The Board of Directors has determined that each of the members of the Audit Committee is independent and financially literate in accordance with the rules of the New York Stock Exchange, as well as being independent under the rules of the Securities and Exchange Commission. The Board has also determined that Mr. Pasquale, Chair of the Audit Committee, is an 'audit committee financial expert' for purposes of Section 407 of the Sarbanes-Oxley Act of 2002, and has 'financial expertise' for purposes of the rules of the New York Stock Exchange.

    The Audit Committee met seven times in 2003.

    The primary duties of the Audit Committee are:

    To assist the Board of Directors in its oversight of (i) the integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the qualifications and independence of the Company's independent auditors; and (iv) the performance of the Company's internal audit function and independent auditors;

    To appoint, compensate, and oversee the work of any registered public accounting firm employed by the Company (including resolution of disagreements between management and the auditors concerning financial reporting) for the purpose of preparing or issuing an audit report or related work. Each such registered public accounting firm shall report directly to the Committee; and

    To prepare the report of the Committee required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

    In addition to its regularly scheduled meetings, the Audit Committee is available either as a group or individually to discuss any matters that might affect the financial statements, internal controls or other financial aspects of the operations of Minerals Technologies. The Chair of the Audit Committee may be reached directly at the following e-mail address: audit.chair@mineralstech.com.

THE COMPENSATION COMMITTEE

    The Compensation Committee consists of Mr. Curcio (Chair), Mr. Dunham, Mr. Meister and Mr. Steere (who resigned from the Board and the Compensation Committee effective December 31, 2003), who are not employees of Minerals Technologies. The Board of Directors has determined that each of the members of the Compensation Committee is independent in accordance with the rules of the New York Stock Exchange. The Compensation Committee met five times in 2003.

    The primary duties of the Compensation Committee are:

    To participate in the development of our compensation and benefits policies;

    To establish, and from time to time vary, the salaries and other compensation of the Company's employee-directors and other elected officers; and

    To participate in top-level management succession planning.

    The Chair of the Compensation Committee may be reached directly at the following e-mail address: compensation.chair@mineralstech.com.

THE CORPORATE GOVERNANCE COMMITTEE

    The Corporate Governance Committee consists of Dr. Reid (Chair), Mr. Dunham, and Dr. Johnson, who are not employees of Minerals Technologies. The Board of Directors has determined that each of the members of the Corporate Governance Committee is independent in accordance with the rules of the New York Stock Exchange. The Corporate Governance Committee met three times in 2003.

    The primary duties of the Corporate Governance Committee are:

    The identification of individuals qualified to become Board members and the recommendation to the Board of nominees for election to the Board at the next annual meeting of stockholders or whenever a vacancy shall occur on the Board;

    The establishment and operation of committees of the Board; and

    The development and recommendation to the Board of corporate governance principles applicable to the Company.

    The Corporate Governance Committee monitors the composition of the Board to assure that it contains a reasonable balance of professional interests, business experience, financial experience, and independent directors. If the Committee determines that it is in the best interests of the Company to add new Board members, it will consider nominations made from sitting members of the Board, as well as nominations from other sources, including stockholders, made in accordance with the by-laws of the Company. All nominees will be evaluated in accordance with the specific needs of the Board and the Company, as determined from time to time by the Board. The Committee will use its best judgment in recommending to the Board nominees for election, without regard to the source of the nominations.

    The Chair of the Corporate Governance Committee may be reached directly at the following e-mail address: governance.chair@mineralstech.com.

                           COMPENSATION OF DIRECTORS

Fees

    Each of the directors, other than directors who are officers or employees of Minerals Technologies, receives an annual retainer fee of $10,000 for serving as a director, $1,000 for serving as a member of a committee of the Board (except members of the Audit Committee, who receive $2,500), and an additional $1,000 if serving as a committee chair (except the Chair of the Audit Committee, who receives an additional $2,500). Non-employee directors also receive a fee of $2,000 for each meeting of the Board they attend and $500 for each committee meeting they attend. Directors also receive compensation under the plans described below.

Nonfunded Deferred Compensation and Unit Award Plan for Non-Employee Directors

    Under the Nonfunded Deferred Compensation and Unit Award Plan for Non-Employee Directors, directors who are not employees of Minerals Technologies have the right to defer their fees. At each director's election, his or her deferred fees will be credited to his or her account either as dollars or as units which have the economic value of one share of Minerals Technologies stock. Dollar balances in a director's account bear interest at a rate of return equal to the rate of return for the Fixed Income Fund in the Minerals Technologies Inc. Savings and Investment Plan. If a director elects to have his or her deferred fees credited to his or her account as units, the number of units credited is calculated by dividing the amount of the deferred fees by the closing price of our common stock as of the last business day prior to the date on which the fees would otherwise be paid.

    Each non-employee director is credited with 500 units upon first joining the Board and with an additional 500 units each year as of the date of the Annual Meeting of Stockholders, plus 65 units each year for serving as a member of a committee of the Board and an additional 15 units for serving as chair of a committee. In addition, each member receives 15 units for attending any committee meeting and an additional 10 units for serving as chair of a committee meeting.

    The units in a director's account are increased by the value of any dividends on our common stock. In the case of cash dividends, the units are increased by a number calculated by multiplying the cash dividend per share times the number of units in the director's account on the related dividend record date and dividing the result by the closing market price of the common stock on the day prior to the dividend payment date. In the case of stock dividends, the units would be increased by a number calculated by multiplying the stock dividend per share times the number of units in the director's account on the related dividend record date.

    At the time of the director's termination of service on the Board, the amount held in his or her account is payable in cash only. Based on the director's prior choice to accumulate dollars or units as described above, the director receives either (i) the amount of his or her deferred fees plus accrued interest, or (ii) an amount determined by multiplying the number of units in his or her account by the closing market price of the common stock on the last business day prior to the date of payment. Payments are made in a lump sum or in installments, at the election of the director.

Stock Award and Incentive Plan

    Directors are eligible under the Minerals Technologies Stock Award and Incentive Plan to receive options to purchase common stock, at the same time and on the same basis as across-the-board options are granted to Minerals Technologies' U.S.-based employees.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Mr. Steere, who was a director of Minerals Technologies until December 31, 2003, is a director and former Chairman and Chief Executive Officer of Pfizer Inc. Dr. Valles, who is a director and former Chairman and Chief Executive Officer of Minerals Technologies, is a member of the Board of Directors of Pfizer Inc. During 2003, Pfizer Inc. made a series of purchases of precipitated calcium carbonate from Minerals Technologies totaling approximately $1.6 million. These transactions were entered into by Minerals Technologies pursuant to arm's-length negotiations in the ordinary course of business and on terms that we believe to be fair.

    Mr. Golub, a director of Minerals Technologies, is Managing Director of Lazard Freres & Co. LLC. Minerals Technologies has engaged Lazard Freres to provide investment banking services from time to time with respect to a variety of financial matters. No such services were provided during 2003. In addition, Lazard Freres acts as our broker in connection with our ongoing program of repurchases of a portion of our outstanding common stock. To obtain this business, Lazard Freres, in an arm's-length transaction, agreed to meet a competitive bid structured as a fixed commission on each share repurchased. Payments by the Company to Lazard Freres in connection with such brokerage services were less than $10,000 during 2003.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                     AND MANAGEMENT AS OF JANUARY 31, 2004

                                                                        AMOUNT AND
                                                                        NATURE OF     PERCENT   NUMBER OF
              TITLE OF                      NAME AND ADDRESS OF         BENEFICIAL      OF        UNITS
                CLASS                       BENEFICIAL OWNER(a)        OWNERSHIP(b)    CLASS    OWNED(c)
                -----                       -------------------        ------------    -----    --------
Common...............................  T. Rowe Price Associates, Inc.   1,476,040(d)    7.2%      --
                                         100 E. Pratt Street
                                         Baltimore, MD 21202

                                       Franklin Resources, Inc.         1,432,637(e)    7.0%      --
                                         One Franklin Parkway
                                         San Mateo, CA 94403
                                         New York, NY 10020

                                       State Street Bank and Trust      1,182,499(f)    5.8%      --
                                         Company
                                         225 Franklin Street
                                         Boston, MA 02110

                                       Vanguard Horizon Funds --        1,060,000(g)    5.2%      --
                                         Vanguard Capital
                                         Opportunity Fund
                                         100 Vanguard Blvd.
                                         Malvern, PA 19355

                                       Manning & Napier                 1,056,387(h)    5.2%      --
                                         Advisors, Inc.
                                         1100 Chase Square
                                         Rochester, NY 14604

                                       Wellington Management            1,019,700(i)    5.0%      --
                                         Company, LLP
                                         75 State Street
                                         Boston, MA 02109

                                       P. R. Saueracker                   203,914(j)    1.0%     16,374

                                       J. A. Sorel                         53,201(k)    *         4,504

                                       H. R. Crabtree                      20,587(l)    *         6,045

                                       K. L. Massimine                     27,765(m)    *         1,395

                                       S.G. Gray                           87,555(n)    *         3,502

                                       J. B. Curcio                         2,027(o)    *         5,476

                                       D. R. Dunham                        --           *         1,284

                                       S. J. Golub                          3,345(p)    *        10,074

                                       K. M. Johnson                          106(q)    *         2,918

                                       P. M. Meister                        1,255(r)    *         8,883

                                       M. F. Pasquale                       2,063(s)    *         4,976

                                       J. T. Reid                          --           *         2,046

                                       W.C. Stivers                        --           *           930

                                       J.-P. Valles                       403,052(t)    1.9%      3,657

---------

 (a) The address of each director and officer is c/o Minerals Technologies Inc., The Chrysler Building, 405 Lexington Avenue, New York, NY 10174-1901.

 (b) Sole voting and investment power, except as otherwise indicated.

 (c) 'Units,' which entitle the officer or director to a cash benefit equal to the number of units in his or her account multiplied by the closing price of our common stock on the business day prior to the date of payment, have been credited to Messrs. Saueracker, Sorel, Crabtree, Gray and Massimine under the Nonfunded Deferred Compensation and Supplemental Savings Plan; and to Messrs. Curcio, Dunham, Golub, Meister, Pasquale, Stivers, Dr. Reid, Dr. Johnson and Dr. Valles under the Nonfunded Deferred Compensation and Unit Award Plan for Non-Employee Directors (see 'Board of Directors, Committees and Compensation -- Director Compensation' above).

                                              (footnotes continued on next page)

(footnotes continued from previous page)

 (d) Based on a statement on Schedule 13G dated February 13, 2004 filed with the Securities and Exchange Commission on behalf of T. Rowe Price Associates, Inc., a registered investment adviser. These securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

 (e) Based on a statement on Schedule 13G dated February 6, 2004 filed with the Securities and Exchange Commission on behalf of Franklin Resources, Inc., a holding company, Charles B. Johnson and Rupert H. Johnson, Jr. These securities are owned by various individual and institutional investors served by Franklin Advisers, Inc., Fiduciary Trust Company International and Franklin Private Client Group, which are investment adviser subsidiaries of Franklin Resources, Inc. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Charles B. Johnson and Rupert H. Johnson, Jr., are control persons of Franklin Resources, Inc. and together with Franklin Resources, Inc. each is deemed to be a beneficial owner of these securities; however, each expressly disclaims such beneficial ownership.

 (f) Based on a statement on Schedule 13G dated February 5, 2004 filed with the Securities and Exchange Commission on behalf of State Street Bank and Trust Company, a bank.

 (g) Based on a statement on Schedule 13G dated February 3, 2004 filed with the Securities and Exchange Commission on behalf of Vanguard Horizon
     Funds -- Vanguard Capital Opportunity Fund, a registered investment adviser.

 (h) Based on a statement on Schedule 13G dated January 6, 2004 filed with the Securities and Exchange Commission on behalf of Manning & Napier Advisors, Inc., a registered investment adviser.

 (i) Based on a statement on Schedule 13G dated February 13, 2004 filed with the Securities and Exchange Commission on behalf of Wellington Management Company, LLP, a registered investment adviser and the parent holding company of Wellington Trust Company, NA, a bank. The address of both the foregoing entities is 75 State Street, Boston, MA 02109.

 (j) 180,808 of these shares are subject to options which are exercisable currently or within 60 days.

 (k) 50,074 of these shares are subject to options which are exercisable currently or within 60 days.

 (l) 10,602 of these shares are subject to options which are exercisable currently or within 60 days.

(m) 25,335 of these shares are subject to options which are exercisable currently or within 60 days.

 (n) 210 of these shares are held in the name of family members, and Mr. Gray disclaims any beneficial interest in those shares. 71,188 of these shares are subject to options which are exercisable currently or within 60 days.

 (o) 127 of these shares are subject to options which are exercisable currently or within 60 days.

 (p) 245 of these shares are subject to options which are exercisable currently or within 60 days.

 (q) 106 of these shares are subject to options which are exercisable currently or within 60 days.

 (r) 255 of these shares are subject to options which are exercisable currently or within 60 days.

 (s) 263 of these shares are subject to options which are exercisable currently or within 60 days.

 (t) 75,757 of these shares are held by Dr. Valles and his wife as joint tenants, and Dr. Valles has shared investment and voting power with respect to those shares. 303,052 of these shares are subject to options which are exercisable currently or within 60 days.

 * Less than 1%.

    As a group, our directors and officers (20 individuals) own 929,327 shares of common stock (including 754,745 shares subject to options which are exercisable currently or within 60 days), representing approximately 4.4% of the common stock, and 75,531 units.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Based solely on a review of our records and of copies furnished to us of reports under Section 16(a) of the Securities Exchange Act of 1934, or written representations that no such reports were required, we believe that all reports required to be filed by our directors, officers and greater than 10% stockholders were timely filed.

                    REPORT OF THE COMPENSATION COMMITTEE ON
                             EXECUTIVE COMPENSATION

    The Compensation Committee Report, the Audit Committee Report, the Audit Committee Charter, references to the independence of directors, and the Stock Performance Graph are not deemed to be 'soliciting material' or 'filed' with the Securities and Exchange Commission, are not subject to the liabilities of
Section 18 of the Securities Exchange Act of 1934 as amended (the 'Exchange Act'), and shall not be deemed incorporated by reference into any filings previously made or made in the future by our company under the Exchange Act or the Securities Act of 1933, as amended, except to the extent that Minerals Technologies Inc. specifically incorporates any such information into a document that is filed.

    The following report of the Compensation Committee of the Board sets forth the Committee's policies applicable to the executive officers of Minerals Technologies.

        This report is provided by the Compensation Committee of the Board of Directors. The members of the Compensation Committee are independent outside directors who are not employees of Minerals Technologies, and none serves as a member of the compensation committee of any company that has an executive officer who also serves as a director of Minerals Technologies. The members of the Committee satisfy all applicable requirements for a corporation listed on the New York Stock Exchange and are considered 'independent' as that term has been defined by the Exchange.

        The primary purpose of the Compensation Committee is to assist the Board of Directors in the discharge of its responsibilities to the stockholders, potential stockholders, other constituents and the investment community by overseeing: (1) the executive compensation practices of the Company; (2) administration of the Company's compensation and benefits programs for employees and non-employee members of the Board; and (3) the production of an annual report on executive compensation for inclusion in the Company's proxy statement.

                            COMPENSATION PHILOSOPHY

        The Compensation Committee believes that the compensation program for executive officers should reward the achievement of the short-term and long-term objectives of Minerals Technologies, and that compensation should be related to the value created for its stockholders.

        The following objectives serve as guiding principles for the
    Committee:

        Provide a competitive total compensation opportunity that allows Minerals Technologies to attract, retain, motivate and reward highly skilled executives;

        Establish a strong pay for performance culture based on the achievement of key business objectives;

        Provide total remuneration for executives targeted to approximate the third quartile of the marketplace based on the attainment of established performance criteria; and

        Strengthen the linkage between executive and stockholder interests through the usage of equity awards and executive stock ownership.

        The three key elements of this program are (1) annual base salary,
    (2) short-term incentive bonus opportunity, and (3) long-term incentives. In establishing market levels of compensation, the Committee utilizes the services of an independent compensation consulting firm. Market levels are determined based on a review of compensation practices at a comparator group of specialty chemical companies, as well as general industry and chemical industry surveys of similar sized companies.

                                    BASE PAY

        Base salaries are determined in accordance with the responsibilities of each officer, the officer's tenure in position, performance and market data for the position. Each employee of Minerals Technologies receives an annual performance rating. The performance rating of the Chairman, President and Chief Executive Officer is assigned by the Compensation Committee and approved by the Board. The performance ratings of the other elected corporate officers, including those named in the Summary Compensation Table appearing in this proxy statement (the 'principal executives'), are assigned by the Chairman, President and Chief Executive Officer and reviewed by the Compensation Committee.

        Based on Company performance, general business outlook and industry compensation trends, management each year sets a guideline corporate-wide average percentage compensation adjustment for all employees for the coming year. The percentage increase received by a particular employee is determined on the basis of the employee's performance rating and current compensation level within the range established for the employee's position.

                          SHORT-TERM INCENTIVE PAYMENT

        The short-term incentive bonus targets for officers are expressed as a percentage of base salary. Depending upon the extent to which the company's performance during the year meets targets established by the Board early in the year, a bonus payment ranging from 0% (for performance of less than 85% of targets) up to 150% of base salary (for performance greater than 120%) is available to the Chief Executive Officer. The bonus payments can range from 0% up to 120% of base salary for other principal executives. These payments, which are made in the following year, are shown as the Bonus for each principal executive in the year to which they are attributable in the Summary Compensation Table included in this proxy statement. This incentive program is intended to more closely link the principal executives' pay to the success of the company and the value created for stockholders in the preceding year.

        For 2003, this was measured by net income as compared to target, on a corporate and divisional basis. At the beginning of each year, the Board establishes a target for these factors and sets up a scoring system to measure at year-end the extent to which the targets are met. At year-end, a formula is applied to the scores to determine the level of the incentive payment to be received by the principal executive. The Committee then considers whether there are other factors that should also be taken into consideration in establishing the overall level of compensation of each principal executive. It will, for example, take into consideration actions that have been taken by management to benefit stockholders in the longer term that may have a negative impact on the factors and annual targets established. During 2003, Minerals Technologies achieved 94.7% of performance targets resulting in incentive payments that were 73.5% of established targets.

                              LONG-TERM INCENTIVE

        In 2001 and 2002, the Committee granted performance units vesting at the end of three years according to the achievement of pre-established goals. For the 2001 grant, performance units vest based on cumulative earnings per share targets and total stockholder return compared to the S&P Midcap 400 Materials Index at the end of the period. Vested performance units are paid out in cash at the end of the performance period. Based on the

    Company's cumulative EPS and total stockholder return performance for the 2001-2003 period, 45% of target performance units vested.

        Historically, the Compensation Committee granted options to purchase Minerals Technologies common stock to the principal executives approximately every three years. In addition, special grants were made to reflect extraordinary achievements or in connection with important promotions.

        In 2003, the Compensation Committee modified the long term incentive program in order to accomplish the following objectives:

        Provide competitive compensation opportunities that support the business plan of the company;

        Link pay to both business and stock price performance;

        Strengthen the linkage between executives and stockholders through share ownership; and

        Provide stronger retention vehicles for key executives.

        Three vehicles were utilized in 2003 as part of the long term incentive program as authorized under the Company's 2001 Stock Award and Incentive Plan:

        Stock options;

        Performance units; and

        Performance-accelerated deferred restricted stock units (DRSUs).

                                 STOCK OPTIONS

        In order to focus executives on future stock price appreciation, stock options with an exercise price equal to the fair market value on the date of grant were awarded on July 1, 2003. These options have a ten-year term and vest in equal installments on each of the first three anniversaries from the date of grant.

                               PERFORMANCE UNITS

        In order to focus executives on key business performance metrics, performance units were granted in 2003. Performance units vest at the end of a three-year performance period. The value of each performance unit is dependent on the Company's Return on Capital Employed during the performance period. If performance does not meet minimum threshold levels, the unit will be worth $0. At target performance a unit is worth $100 and may be worth up to $300 at maximum performance levels. The performance unit value is paid out in cash at the end of the performance period.

        PERFORMANCE-ACCELERATED DEFERRED RESTRICTED STOCK UNITS (DRSUs)

        In order to align executives' interests with stockholders and reward superior performance, the Company granted performance-accelerated deferred restricted stock units (DRSUs) on July 1, 2003. DRSUs vest in the fifth year after the date of grant. Vesting may be accelerated if the Company's total stockholder return (TSR) exceeds the S&P Midcap 400 Materials Index. 50% of the DRSUs awarded to the executives may vest two years after the date of grant if the Company's TSR exceeds the TSR of the S&P Midcap 400 Materials Index over the two-year performance period. All DRSUs may vest three years after the date of grant if the Company's TSR exceeds the TSR of the S&P Midcap 400 Materials Index over the three-year performance period.

                          SHARE RETENTION REQUIREMENTS

        To further align the interests of management with the Company's stockholders, the Committee established share retention requirements in connection with the 2003 long term incentive awards. 50% of the after-tax value of stock option exercise proceeds must be held in company stock for a minimum of five years following exercise. In addition, 50% of any Company stock issued following the vesting of DRSUs must be retained by the recipient for a minimum of five years.

               2003 COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

        After careful review of Mr. Saueracker's performance, and pay practices at comparable companies, Mr. Saueracker's annual base salary was raised to $610,000, an increase of 6.1%, in January 2004. Based on 2003 performance against pre-established net income targets (94.7% attainment), Mr. Saueracker's bonus was $317,000 (73.5% of target). In connection with the revised 2003 long term incentive program, Mr. Saueracker received an equally balanced long term award value consisting of a stock option grant of 20,000 shares, 3,600 performance units and 7,900 DRSUs. As part of the 2001 performance unit grant previously described, Mr. Saueracker received $96,154 (45% of target units) based on the Company's EPS and TSR performance for the three-year period ending December 31, 2003.

                    DISCRETIONARY AUTHORITY OF THE COMMITTEE

        The Compensation Committee believes that the application of the procedures described above will generally result in fair and adequate compensation to each principal executive. However, the Compensation Committee also believes that no arbitrary formula is an adequate substitute for individual judgments in all cases, particularly in determining the value of a principal executive's contribution to the success of the company. Therefore, the Committee may from time to time use its discretion in deviating from the above procedures (including, possibly, modifying the factors discussed above or varying their weighting) to set compensation levels for the principal executives and others that best serve the interests of the company and its stockholders.

                      INTERNAL REVENUE CODE SECTION 162(m)

        Internal Revenue Code Section 162(m) and regulations thereunder, which limit the deductibility of certain executive compensation in excess of $1,000,000, did not result in any disallowance of a deduction for compensation payments made by Minerals Technologies for the 2003 fiscal year. However, the Committee has determined that, in order to retain the discretion referred to in the previous paragraph; it reserves the right to make compensation payments that in part may not qualify for a tax deduction because of the limitations of Internal Revenue Code
    Section 162(m).

                                          John B. Curcio, Chair
                                          Duane R. Dunham
                                          Paul M. Meister
                                          William C. Steere, Jr.

PERFORMANCE GRAPH

    This line graph compares Minerals Technologies' cumulative total stockholder return with the S&P 500 Index, as a performance indicator for the overall stock market, and the S&P Midcap 400 Materials Index, a published industry index.

    The starting point for the comparison is a hypothetical investment of $100 in our common stock and in each of the indexes at the close of the last trading day of 1998. The ending point is the close of the last trading day of 2003, at which time the price of our common stock was $59.25.

                      CUMULATIVE TOTAL STOCKHOLDER RETURN
 MINERALS TECHNOLOGIES INC., S&P 500 INDEX, AND S&P MIDCAP 400 MATERIALS INDEX

                                      [CHART]

---------------------------------------------------------------------------------------------------
                                    DECEMBER   DECEMBER   DECEMBER   DECEMBER   DECEMBER   DECEMBER
                                      1998       1999       2000       2001       2002       2003
---------------------------------------------------------------------------------------------------
  MTI                                100.0       98.08      83.90     114.74     106.38     146.39
---------------------------------------------------------------------------------------------------
  S&P 500                            100.0      121.04     110.02      96.95      75.52      97.18
---------------------------------------------------------------------------------------------------
  S&P Midcap 400 Materials           100.0       91.23      92.91     102.39      91.68     114.34
---------------------------------------------------------------------------------------------------

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

    This table shows the cash and other compensation paid or accrued for services to Minerals Technologies and its subsidiaries by the Chairman, President and Chief Executive Officer, and by the four other most highly compensated executive officers who held such positions as of the end of 2003 (the 'named executive officers'), for the three fiscal years ended December 31, 2003.

                                                                           LONG-TERM                   ALL OTHER
                                                                         COMPENSATION              COMPENSATION($)(b)
                                                               ---------------------------------   ------------------
                                                                 DEFERRED
                                               ANNUAL           RESTRICTED
                                            COMPENSATION          STOCK           SECURITIES
                                        --------------------      AWARDS      UNDERLYING OPTIONS
NAME AND PRINCIPAL POSITION      YEAR   SALARY($)   BONUS($)   VALUE($)(a)    (NUMBER OF SHARES)
---------------------------      ----   ---------   --------   -----------    ------------------
Paul R. Saueracker(c)..........  2003    563,462    413,154      427,390            20,000               30,541
 Chairman, President             2002    546,154    200,063       --                 1,649               32,040
 and Chief Executive Officer     2001    495,766    253,125       --                20,000               23,094

John A. Sorel(d)...............  2003    284,077    173,777      167,710             8,000               14,448
 Senior Vice President,          2002    262,692     77,115       --                   684               14,535
   Finance, Chief Financial
   Officer and Treasurer         2001    234,569     99,652       --                10,000                9,583



Howard R. Crabtree(e)..........  2003    275,000    169,377      108,200             5,000               13,241
 Senior Vice President,          2002    273,077     56,018       --                   902               14,333
 Technology and Logistics        2001    248,120     84,375       --                10,000               12,637

Kenneth L. Massimine(f)........  2003    268,616    175,177      221,012            10,000               13,616
 Senior Vice President,          2002    236,923     71,784       --                   581               12,983
 Managing Director, Paper PCC    2001    198,039     86,280       --                10,000                8,137

S. Garrett Gray................  2003    264,462    145,477      108,200             5,000               13,090
 Vice President, General         2002    257,385     62,565       --                   908               13,681
   Counsel and Secretary         2001    249,764     84,375       --                10,000               12,714

---------

 (a) The amounts shown in this column as part of 2003 compensation for Messrs. Saueracker, Sorel, Crabtree, and Gray represent the value of Deferred Restricted Stock Units granted to each of those officers on November 5, 2003, calculated by multiplying the number of shares awarded by the closing price on the date of the grant. The amount shown for Mr. Massimine represents the value of Deferred Restricted Stock Units granted to him on January 23, 2003 and on November 5, 2003, calculated by adding the product of the number of shares awarded by the closing price on the date of the grant. The value of each officer's aggregated restricted stock holdings at the end of 2003 was as follows: Mr. Saueracker, $468,075; Mr. Sorel, $183,675; Mr. Crabtree, $118,500; Mr. Massimine, $246,184; and Mr. Gray,
     $118,500. Dividends will not be paid on the Deferred Restricted Stock
     Units.

 (b) The amounts shown in this column as part of 2003 compensation for Messrs. Saueracker, Sorel, Crabtree, Massimine and Gray represent amounts contributed on their behalf to the Savings and Investment Plan and the Non-Funded Deferred Compensation and Supplemental Savings Plan.

 (c) Mr. Saueracker became Chairman of the Board effective October 18, 2001.

 (d) Mr. Sorel became Senior Vice President, Chief Financial Officer and Treasurer effective November 20, 2002. Prior to that he had been Senior Vice President, Corporate Development and Finance, since December 2001, and Senior Vice President and Managing Director, PCC since January 2001.
                                              (footnotes continued on next page)

(footnotes continued from previous page)

 (e) Mr. Crabtree became Senior Vice President, Technology and Logistics on November 20, 2002. Prior to that he had been Senior Vice President, Minteq since December 12, 2001, and Vice President -- Organization and Human Resources since 1996.

 (f) Mr. Massimine became Senior Vice President, Managing Director, Paper PCC on December 12, 2001. Prior to that he had been Vice President and Managing Director, Processed Minerals since 1999.

           EMPLOYMENT, TERMINATION AND CHANGE-IN-CONTROL ARRANGEMENTS

EMPLOYMENT AGREEMENTS

    In January 2002, Minerals Technologies entered into employment agreements with the following individuals for the indicated terms and for not less than the annual base salaries indicated: Mr. Saueracker, 24 months, $550,000; Mr. Sorel, 18 months, $265,000; Mr. Crabtree, 18 months, $275,000; Mr. Massimine, 18 months, $240,000; and, in March 2001, with Mr. Gray, 18 months, $250,000. The term of each of these agreements is extended on the first day of each month for an additional month, unless either the employee or the employer gives the other written notice that the agreement should not be further extended. Each of the named executive officers may also receive salary increases and annual bonuses in amounts to be determined by the Board or the Compensation Committee. The agreements also entitle the named executive officers to participate in employee benefit plans and other fringe benefits that are generally available to our executive employees.

    Under the agreements, each named executive officer has agreed to comply with certain customary provisions, including covenants not to disclose our confidential information at any time and not to compete with our business during the term of the agreement and, subject to our continued payment of amounts under the agreement, for two years thereafter. We may terminate the employment agreements before the end of the specified term of employment for 'cause' as defined in the agreements.

SEVERANCE AGREEMENTS

    Minerals Technologies has entered into severance agreements with certain of its executive officers, including each of the named executive officers. The agreements continue through December 31 of each year, and are automatically extended in one-year increments unless we choose to terminate them. If a change in control occurs, the severance agreements are effective for a period of four years from the end of the then existing term. These agreements are intended to provide for continuity of management in the event of a change in control of Minerals Technologies.

    If, following a change in control, the executive is terminated by Minerals Technologies for any reason, other than for disability, death, retirement or for cause (as defined in the agreements), or if the executive terminates his or her employment for good reason (as defined in the agreements), then the executive is entitled to a severance payment of 2.99 times the executive's base amount (as defined in the agreements). The severance payment generally will be made in a lump sum. For a period of up to two years following a termination that entitles an executive to severance payments, Minerals Technologies will provide life, disability, accident and health insurance coverage substantially similar to the benefits provided before termination, except to the extent such coverages would result in an excise tax being imposed under Section 4999 of the Internal Revenue Code.

    The agreements also provide that upon the occurrence of certain stated events that constitute a 'potential change in control' of Minerals Technologies, the executive agrees not to voluntarily terminate his employment with Minerals Technologies for a six-month period.

    Under the severance agreements, a change in control includes any of the following events unless approved by the Board: (i) we are required to report a 'change in control' in accordance with the Securities Exchange Act of 1934;
(ii) any person acquires 15% of our voting securities; (iii) a majority of our directors are replaced during a two-year period; or (iv) our stockholders approve a merger, liquidation or sale of assets.

STOCK AWARD AND INCENTIVE PLAN

    The Stock Award and Incentive Plan provides that all non-vested stock options granted under the plan may, at the discretion of the Compensation Committee, be made immediately exercisable upon the employee's retirement or upon a change in control of Minerals Technologies (as defined in the plan).

RETIREMENT PLANS

    Each of the named executive officers is entitled to benefits under the defined benefit pension plans which we maintain. The Retirement Plan is a tax qualified pension plan which pays retirement benefits within the limits prescribed by the Internal Revenue Code. The Nonfunded Supplemental Retirement Plan is an unfunded, non-tax qualified pension plan which pays retirement benefits in excess of such Code limits. Benefits under the Retirement Plan and the Nonfunded Supplemental Retirement Plan are based upon an annuity equal to the greater of (i) 1.4% of a participant's career earnings or (ii) 1.75% of a participant's career earnings less 1.5% of primary Social Security benefits, multiplied by years of service up to 35 years. For purposes of this formula, a participant's 'career earnings' are based on the average earnings for the five highest consecutive calendar years prior to January 1, 1998, and on actual earnings for periods after December 31, 1997.

    Under the Retirement Plan and the Nonfunded Supplemental Retirement Plan, each of the named executive officers would be entitled to the following annual benefits after retirement: Mr. Saueracker, $186,765; Mr. Sorel, $125,372; Mr. Crabtree, $141,901; Mr. Massimine, $84,894; and Mr. Gray, $103,432. This assumes that (i) payments will be made in the form of a 50% joint and survivor annuity;
(ii) employment will be continued until normal retirement at age 65 (in the case of Mr. Gray, until December 31, 2004); and (iii) creditable compensation will continue at 2003 levels until retirement.

GRANTOR TRUST

    In order to secure the benefits accrued under the Nonfunded Supplemental Retirement Plan and the Nonfunded Deferred Compensation and Supplemental Savings Plan (an unfunded, non-tax qualified plan which pays amounts in excess of the limits which the Internal Revenue Code imposes on benefits under our Savings and Investment Plan), Minerals Technologies has entered into an agreement establishing a grantor trust within the meaning of the Internal Revenue Code. Under the Grantor Trust Agreement, we are required to make certain contributions of cash or other property to the trust upon the retirement of individuals who are beneficiaries of those plans; upon the occurrence of certain events defined as constituting a 'Change of Control;' and in certain other circumstances.

OPTION GRANTS IN LAST FISCAL YEAR

    This table provides information on options granted to all of the named executive officers on July 1, 2003. The last two columns of the table show the potential realizable value of the options in each of two hypothetical cases. The first case assumes that the price of the stock increases at a rate of five per cent per year over the term of the options, which, in the case of the July 2003 grants, would result in a price of approximately $80.00 per share in 2013 and an increase in aggregate stockholder value of approximately $633 million. The second case assumes that the price of the stock increases at a rate of ten per cent per year over the term of the options, which, in the case of the July 2003 grants, would result in a price of approximately $127.39 per share in 2013 and an increase in aggregate stockholder value of approximately $1,604 million. The actual market value of the stock at any future date may or may not correspond to any of these hypothetical cases.

                                                                                           POTENTIAL REALIZABLE
                                                                                             VALUE AT ASSUMED
                                                                                              ANNUAL RATES OF
                                                                                                STOCK PRICE
                                                                                             APPRECIATION FOR
                                   INDIVIDUAL GRANTS                                            OPTION TERM
----------------------------------------------------------------------------------------   ---------------------
                              NUMBER OF
                              SECURITIES
                              UNDERLYING     % OF TOTAL
                             OPTIONS/SARS   OPTIONS/SARS
                               GRANTED       GRANTED TO    EXERCISE OR
                              (NUMBER OF    EMPLOYEES IN   BASE PRICE
                              SHARES)(a)    FISCAL YEAR     ($/SHARE)    EXPIRATION DATE    5%($)       10%($)
                              ----------    -----------     ---------    ---------------    -----       ------
P. R. Saueracker...........     20,000         23.7%         49.115        July 1, 2013    617,763    1,565,533
J. A. Sorel................      8,000          9.5%         49.115        July 1, 2013    247,105      626,213
H. R. Crabtree.............      5,000          5.9%         49.115        July 1, 2013    154,440      391,383
K. L. Massimine............     10,000         11.8%         49.115        July 1, 2013    308,882      782,767
S. G. Gray.................      5,000          5.9%         49.115        July 1, 2013    154,440      391,383

---------

 (a) One-third of the total number of options granted vests on each of the first, second and third anniversaries of the grant date.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

    The following table shows the value realized by each of the indicated officers upon exercise of options during 2003, measured using the price of our common stock on the day of exercise, and the value of the options held by each named executive officer at year-end, measured using the average of the high and low trading prices ($59.735) of our common stock on December 31, 2003.

                                                          NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                       SHARES ACQUIRED                 OPTIONS AT FISCAL YEAR-END       IN-THE-MONEY OPTIONS
                         ON EXERCISE                       (NUMBER OF SHARES)           AT FISCAL YEAR-END($)
                         (NUMBER OF         VALUE      ---------------------------   ---------------------------
                           SHARES)       REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                           -------       -----------   -----------   -------------   -----------   -------------
P. R. Saueracker.....      12,000          152,568       173,592        27,765        3,352,266       392,858
J. A. Sorel..........       4,000           45,683        46,513        11,789        1,076,736       173,963
H. R. Crabtree.......      50,767          704,725         6,968         8,934          170,021       144,004
K. L. Massimine......           0                0        25,115        13,720          564,949       194,299
S. G. Gray...........           0                0        67,552         8,938        1,481,268       144,057

LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

    The following table gives information concerning the participation of the named executive officers in the 2001 Stock Award and Incentive Plan as modified by the Company in 2003. Under this plan, the named executive officers and certain other executives were awarded units whose value will be determined based on a non-discretionary formula which measures our performance over a three-year period using performance goals that were determined by the Compensation Committee and approved by the Board. The formula is based on the target return on capital employed over the three-year period. If our performance is below the threshold level set forth in the plan, the value of the units will be zero. To the extent the Company's performance exceeds the threshold performance level, the value of the units will increase up to the maximum amount of $300 per unit. The plan is also discussed in the Report of the Compensation Committee below.

                                                                                      ESTIMATED FUTURE PAYOUTS UNDER
                                                                                      NON-STOCK PRICE-BASED PLANS(1)
                                                                                   -------------------------------------
                            NUMBER     PERFORMANCE PERIOD (OR OTHER PERIOD UNTIL      THRESHOLD      TARGET     MAXIMUM
          NAME             OF UNITS             MATURATION OR PAYMENT)                 (2)($)        (3)($)     (4)($)
          ----             --------             ----------------------                 ------        ------     ------
P. R. Saueracker.........     3,600      January 1, 2003 - December 31, 2005           180,000       360,000   1,080,000
J. A. Sorel..............     1,400      January 1, 2003 - December 31, 2005            70,000       140,000     420,000
H. R. Crabtree...........       900      January 1, 2003 - December 31, 2005            45,000        90,000     270,000
K. L. Massimine..........     1,800      January 1, 2003 - December 31, 2005            90,000       180,000     540,000
S. G. Gray...............       900      January 1, 2003 - December 31, 2005            45,000        90,000     270,000

---------

(1) The actual value of units that will be paid out at the end of the performance period, if any, cannot be determined because the value of units will be based upon the Company's future return on capital employed. If the Company's performance is below the established threshold performance levels, then the value of the units will be zero. To the extent the Company's performance exceeds the threshold performance level, the units will increase in value.

(2) The threshold amount of each unit is $50.

(3) The target amount of each unit is $100.

(4) The maximum amount of each unit is $300.

                        ITEM 1 -- ELECTION OF DIRECTORS

    The Board of Directors is divided into three classes. One class is elected each year for a three-year term. This year the Board has nominated John B. Curcio, Paul R. Saueracker and William C. Stivers, who are now directors of Minerals Technologies, to serve for a three-year term expiring at the Annual Meeting of Stockholders to be held in 2007.

    The Board expects that the nominees will be available for election. If one or more nominees should become unavailable, your proxy would be voted for a nominee or nominees who would be designated by the Board, unless the Board reduces the number of directors.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ELECTION OF EACH OF JOHN B. CURCIO, PAUL R. SAUERACKER AND WILLIAM C. STIVERS.


NAME AND AGE AS OF THE                               POSITION, PRINCIPAL OCCUPATION,
MAY 26, 2004 MEETING DATE                         BUSINESS EXPERIENCE AND DIRECTORSHIPS
--------------------------------       -----------------------------------------------------------

                         NOMINEES FOR DIRECTOR FOR TERMS EXPIRING IN 2007

John B. Curcio.............   69       Retired Chairman of the Board and Chief Executive Officer,
                                       Mack Trucks, Inc. Vice Chairman and a Director of Harvard
[Photo: CURCIO]                        Industries Inc., a manufacturer of automotive accessories, from 1985 to 1993. Member of the Board of Directors of
                                       Bethlehem Steel Corporation from 1988 to 2003. Director of
                                       Minerals Technologies Inc. since 1992. Chair of the
                                       Compensation Committee of Minerals Technologies Inc.


Paul R. Saueracker.........   62       Chairman of the Board of Minerals Technologies Inc. since
                                       October 2001. Chief Executive Officer of Minerals
[Photo: SAUERACKER]                    Technologies Inc. since December 31, 2000. President of
                                       Minerals Technologies Inc. since August 2000. Senior Vice
                                       President from 1999 to 2000. Vice President from 1994 to
                                       1999. President and Chief Executive Officer of Specialty
                                       Minerals Inc. from 1994 to 2002. Member of the Board of
                                       Directors of the National Association of Manufacturers,
                                       Washington, D.C. Former Member of the Board of Trustees of
                                       the Institute of Paper Science and Technology, Atlanta,
                                       Georgia. Director of Minerals Technologies Inc. since 2000.

William C. Stivers.........   65       Retired Executive Vice President of Weyerhaeuser Company,
                                       serving as Chief Financial Officer from 1990 to 2003.
[Photo: STIVERS]                       Member of the Board of the Factory Mutual Insurance Company
                                       and Chairman of its Finance Committee. Member of the
                                       Financial Executives Institute. Former Chairman of St.
                                       Francis Hospital and a former member of Chase Manhattan
                                       Bank's National Advisory Board. Director of Minerals
                                       Technologies Inc. since 2003. Member of the Audit Committee of Minerals Technologies Inc.



NAME AND AGE AS OF THE                               POSITION, PRINCIPAL OCCUPATION,
MAY 26, 2004 MEETING DATE                         BUSINESS EXPERIENCE AND DIRECTORSHIPS
--------------------------------       -----------------------------------------------------------

                               DIRECTORS WHOSE TERMS EXPIRE IN 2006

Kristina M. Johnson........   47       Dean of the Edmund T. Pratt, Jr. School of Engineering at
                                       Duke University since 1999. Member of the Board of Guidant
[Photo: JOHNSON]                       Corporation since February 2004. Member of the Board from
                                       1995 to 2002, and co-founder, of ColorLink Inc., a
                                       manufacturer of components for color projection television.
                                       Co-founder of KAJ, LLC, a patent and intellectual property licensing company. Director and a member of the Audit
                                       Committee of Dycom Industries, Inc., a provider of
                                       specialty contracting services to telecommunications
                                       providers, since November 2001. Professor of Electrical and
                                       Computer Engineering at the University of Colorado from
                                       1985 to 1999. Director of Minerals Technologies Inc. since
                                       2000. Member of the Audit Committee and of the Corporate
                                       Governance Committee of Minerals Technologies Inc.


Michael F. Pasquale........   57       Business consultant since January 2001. Executive Vice
                                       President and Chief Operating Officer of Hershey Foods
[Photo: PASQUALE]                      Corporation from February 2000 to December 2000. Prior to
                                       holding this position, Mr. Pasquale was Senior Vice
                                       President, Confectionery and Grocery of Hershey from 1999
                                       to February 2000, President of Hershey Chocolate North
                                       America from 1995 to 1998, President of Hershey Chocolate
                                       USA from 1994 to 1995, and Senior Vice President and Chief
                                       Financial Officer of Hershey Foods Corporation from 1988 to
                                       1994. Member of the Board of Directors of Cold Fusion
                                       Foods, Inc. Director of Minerals Technologies Inc. since
                                       1992. Chair of the Audit Committee of Minerals Technologies
                                       Inc.

 John T. Reid...............   64      Adjunct Professor, Stern Business School, New York
                                       University since 2001. CEO of CityQuicker, a website
[Photo: REID]                          providing information for expatriate executives and their
                                       families, from 2000 to 2001. Chief Technological Officer of
                                       Colgate-Palmolive Company, a global manufacturer of
                                       consumer products, from 1997 to 2000. Member of the Board
                                       of Directors, and of the Executive Committee and the Audit
                                       Committee, of Center for Global Development since 2001.
                                       Member of the Board of Directors, the Audit Committee and
                                       the Governance Committee of Citizens' Committee for Children
                                       since 2002. Director of Minerals Technologies Inc. since
                                       February 2003. Chair of the Corporate Governance Committee
                                       and member of the Audit Committee of Minerals Technologies Inc.





NAME AND AGE AS OF THE                               POSITION, PRINCIPAL OCCUPATION,
MAY 26, 2004 MEETING DATE                         BUSINESS EXPERIENCE AND DIRECTORSHIPS
--------------------------------       -----------------------------------------------------------
                               DIRECTORS WHOSE TERMS EXPIRE IN 2005

Duane R. Dunham............   62       Retired in January 2002 as President and Chief Operating
                                       Officer of Bethlehem Steel Corporation. Mr. Dunham served
[Photo: DUNHAM]                        as Chairman and Chief Executive Officer of Bethlehem Steel
                                       from April 2000 to September 2001. Prior to that time he
                                       was President and Chief Operating Officer from 1999 to
                                       April 2000 and President of the Sparrows Point division
                                       from 1993 to 1999. Director of Bethlehem Steel Corporation from 1999 to 2001. Director of Minerals Technologies Inc.
                                       since October 2002. Member of the Compensation Committee
                                       and of the Corporate Governance Committee of Minerals
                                       Technologies Inc.

Steven J. Golub............   58       Managing Director since 1986 in the investment banking firm of Lazard Freres & Co. LLC. Director of Minerals
[Photo: GOLUB]                         Technologies Inc. since 1993.

Jean-Paul Valles...........   67       Chairman of the Board of Minerals Technologies Inc. from
                                       1989 to October 2001, and Chairman Emeritus of the Board
 [Photo: VALLES]                       since October 2001. Chief Executive Officer of Minerals
                                       Technologies Inc. from 1992 to December 31, 2000. Member of the Board of Directors of Pfizer Inc. Member of the Board
                                       of Overseers of the Stern School of Business. Director of
                                       Minerals Technologies Inc. since 1989.



               ITEM 2 -- RATIFICATION OF APPOINTMENT OF AUDITORS

    The Audit Committee of the Board has appointed KPMG LLP to serve as our independent auditors for the current fiscal year, subject to the approval of the stockholders. KPMG LLP and its predecessors have audited the financial records of the businesses that compose Minerals Technologies for many years. We consider the firm well qualified.

    We expect that representatives of KPMG LLP will be present at the Annual Meeting of Stockholders. These representatives will have the opportunity to make a statement if they wish to do so, and will be available to respond to appropriate questions.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT AUDITORS FOR THE 2004 FISCAL YEAR.

                         REPORT OF THE AUDIT COMMITTEE

    The Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the Company. The Audit Committee operates in accordance with a written charter, which was adopted by the Board. A copy of that charter is attached as Appendix 1 to this Proxy Statement.

    As part of fulfilling its oversight responsibility, the Audit Committee reviewed and discussed the audited financial statements of the Company for the fiscal years ended December 31, 2003 with management. In addition, the Audit Committee discussed with the Company's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, 'Communication with Audit Committees.'

    The Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence, consistent with Independence Standards Board Standard No. 1, 'Independence Discussions with Audit Committees,' and discussed with the auditors any relationships that may impact their objectivity and independence.

                     PRINCIPAL ACCOUNTING FEES AND SERVICES

    The Company incurred the following fees for services performed by KPMG LLP in fiscal years 2003 and 2002:

                                          2003         2002
                                          ----         ----
Audit Fees...........................  $1,410,000   $1,138,000
Audit Related Fees...................      45,000       71,000
Tax Fees.............................     204,000      148,000
All Other Fees.......................       2,000        3,000
                                       ----------   ----------
Total Fees...........................  $1,661,000   $1,360,000
                                       ----------   ----------
                                       ----------   ----------

    Audit Fees. Audit fees are fees the Company paid to KPMG LLP for professional services for the audit of the Company's consolidated financial statements included in the Annual Report on Form 10-K and review of financial statements included in Quarterly Reports on Form 10-Q, or for services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements.

    Audit Related Fees. Audit related fees are billed by KPMG LLP for assurance and related services that are reasonably related to the audit or review of the Company's financial statements, including due diligence and benefit plan audits.

    Tax Fees. Tax fees are fees billed by KPMG LLP for tax compliance, tax advice and tax planning.

    All Other Fees. All other fees are fees billed by KPMG LLP to the Company for any services not included in the first three categories.

    Pre-Approval Policy. During fiscal year 2003, the Audit Committee established a policy to require that it approve all services provided by its independent auditors before the independent auditors provide those services. The Audit Committee has pre-approved the engagement of the independent auditors for audit services, audit-related services, tax services and all other fees within defined limits. The percentage of fees paid to KPMG LLP for services that were approved by the Audit Committee in accordance with its pre-approval policy is 100% with respect to fiscal year 2003.

    The Audit Committee considered all these services in connection with KPMG LLP's audit of the Company's financial statements for the fiscal years ended December 31, 2003 and 2002, and concluded that they were compatible with maintaining KPMG LLP's independence from the Company in the applicable periods.

    Based upon the review and discussions referred to above, the Audit Committee recommended to the Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the Securities and Exchange Commission.

                                          Michael F. Pasquale, Chair
                                          John T. Reid
                                          Kristina M. Johnson
                                          William C. Stivers

                                          By order of the Board of Directors,

                                          S. Garrett Gray

                                          S. Garrett Gray
                                          Secretary

                                                                      APPENDIX 1

            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                         OF MINERALS TECHNOLOGIES INC.

I. PURPOSE

    The primary purposes of the Audit Committee (the 'Committee') are to:

    1. Assist the Board of Directors (the 'Board') in its oversight of (i) the integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the qualifications and independence of the Company's independent auditor; and (iv) the performance of the Company's internal audit function and independent auditor;

    2. Appoint, compensate, and oversee the work of any registered public accounting firm employed by the Company (including resolution of disagreements between management and the auditor concerning financial reporting) for the purpose of preparing or issuing an audit report or related work. Each such registered public accounting firm shall report directly to the Committee; and

    3. Prepare the report of the Committee that the rules of the Securities and Exchange Commission (the 'Commission') require be included in the Company's annual proxy statement.

    To fulfill these purposes, the Committee shall have the powers and responsibilities enumerated in Sections IV and V, below, and shall be provided by the Company with appropriate funding for (i) compensation of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;
(ii) compensation of any advisers employed by the Committee under item 32 of
Article V, below; and (iii) ordinary administrative expenses of the Committee that are necessary and appropriate in carrying out its duties.

II. MEMBERSHIP

    The Committee shall be composed of three or more directors as determined by the Board, each of whom shall be independent and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. For purposes of determining whether or not a director is independent, the Board shall, at a minimum, apply the standards set forth in Section 303A of the Listed Company Manual of the New York Stock Exchange (the 'NYSE Manual') and Section 301 of the Sarbanes-Oxley Act of 2002 (the 'Act'). All members of the Committee shall have a working familiarity with basic finance and accounting practices and must be financially literate, as such qualification is interpreted by the Board, and at least one member of the Committee shall be an 'audit committee financial expert' as defined by the Commission. Committee members may enhance their familiarity with finance and accounting by participating in educational programs. No member of the Committee may serve on the audit committees of more than three public companies, including the Committee.

    The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board, and at such other times as vacancies may occur, and shall serve until the next annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III. MEETINGS

    The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communications, the Committee should meet at least annually with management, the director of the internal auditing department, and the independent auditor in separate executive sessions to discuss any matters that the Committee or any of these groups believe should be discussed privately. In addition, the Committee, or at least the Chair, should meet with the independent auditor and management quarterly to review the Company's Form 10-Q and the matters required to be discussed by Statement of Auditing Standards ('SAS')
No. 61, prior to their filing or prior to the release of earnings reports.

IV. GENERAL POWERS

    The general powers of the Audit Committee shall be to:

    1. Oversee management's maintenance of the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Company;

    2. Oversee management's establishment and maintenance of processes to assure that an adequate system of internal control is functioning within the Company; and

    3. Oversee management's establishment and maintenance of processes to assure compliance by the Company with all applicable laws, regulations, and Company policies.

V. SPECIFIC DUTIES AND RESPONSIBILITIES

    The specific duties and responsibilities of the Audit Committee shall be to:

     1. Hold such regular meetings as may be necessary and such special meetings as may be called by its Chair or at the request of the public accounting firm serving as the Company's independent auditor or of the Company's Controller;

     2.  Create an agenda for the ensuing year;

     3. Review the performance of the Company's independent auditor and retain them, subject to shareholder ratification, if applicable; request from the independent auditor annually, a formal written statement delineating all relationships between the independent auditor and the Company, consistent with the provisions of the Act and the NYSE Manual; discuss with the independent auditor any such disclosed relationships and their impact on the independent auditor's independence; take appropriate action in response to the independent auditor's report to satisfy itself of the independent auditor's independence; and terminate the independent auditor when and if such action shall, in the opinion of the Committee, be appropriate;

     4. Review and evaluate the lead partners of the independent auditor team and ensure the rotation of audit partners as required by law;

     5. Confer with the independent auditor and the internal auditing department concerning the scope of their examinations of the books and records of the Company and its subsidiaries; review and approve the independent auditor's annual engagement letter; review and approve the Company's internal audit charter, annual audit plans and budgets; direct the attention of the auditor to specific matters or areas deemed by the Committee or the auditor to be of special significance; and authorize the auditor to perform such supplemental reviews or audits as the Committee may deem desirable;

     6. Review with management, the independent auditor, and the internal auditing department, jointly or separately as the Committee deems appropriate, significant risks and exposures, audit activities, and significant audit findings, and regularly review with the independent auditor any audit problems or difficulties and management's response thereto;

     7. Review the range and cost of audit and non-audit services proposed to be performed by the independent auditor and approve in advance any such services. The authority to pre-approve such services may be delegated to one or more Committee members, who shall report any pre-approved decision to the full Committee at its next regularly scheduled meeting;

     8. Report the pre-approval of any permitted non-audit services to management for disclosure in the Company's periodic reports;

     9. Make itself available during the course of the audit or at other times, either as a group or individually, to discuss any matters that might affect the financial statements, internal controls or other financial aspects of the operations of the Company or its subsidiaries;

    10. Review with the independent auditor any comments on accounting procedures and systems of control and all audit findings at all Company locations subsequent to the completion of the audit; and review with the independent auditor any questions, comments or suggestions they may have relating to the internal controls, accounting practices or procedures of the Company or its subsidiaries;

    11. Review with management and the independent auditor the Company's annual audited financial statements (and the independent auditor's opinion with respect to such financial statements), and its quarterly financial statements, including the nature and extent of any significant changes in accounting principles or the application thereof and the matters required to be discussed by SAS No. 61;

    12. Make or cause to be made, from time to time, such other examinations or reviews as the Committee may deem advisable with respect to the adequacy of the systems of internal control and accounting practices of the Company and its subsidiaries and with respect to current accounting trends and developments, take such action with respect thereto as it shall deem appropriate;

    13. Review the results of audits conducted by the independent auditor and the internal auditors regarding internal controls and other matters relating to the accounting procedures and the books and records of the Company and its subsidiaries, ensure that programs are in place to implement all accepted recommendations made by the independent auditor and the internal auditor, and review the correction of any controls deemed to be deficient;

    14. Provide an independent, direct line of communication between the Board, the independent auditor, and the internal auditing department;

    15. Review the adequacy of internal controls and procedures related to executive travel and entertainment;

    16. Review with appropriate Company personnel the actions taken to ensure compliance with the Company's Summary of Policies on Business Conduct and the results of confirmations and violations of those policies;

    17. Review the programs and policies of the Company designed to ensure compliance with applicable laws and regulations, including, but not limited to, the Federal Corrupt Practices Act, and monitor the results of these compliance efforts;

    18. Review the Company's procedures to monitor its compliance with applicable loan and indenture covenants and restrictions;

    19. Report to the entire Board following the Committee's meetings and activities and inform the Board of any issues that have arisen with respect to the quality or integrity of the Company's financial statements, with respect to its compliance with legal or regulatory requirements, or with respect to the performance of its independent or internal auditors;

    20.  Maintain minutes or other records of its meetings and activities;

    21. Review the powers of the Committee annually and report and make recommendations to the Board on these responsibilities;

    22. Conduct or authorize investigations into any matters within its scope of responsibilities and utilizing the assistance of independent counsel, accountants, or other professionals as it may, in its sole discretion, determine to be advisable;

    23. Consider such other matters in relation to the financial affairs of the Company and its accounts, and in relation to the internal and external audit of the Company as it may, in its sole discretion, determine to be advisable;

    24. Obtain and review, at least annually, a report by the independent auditor describing: (i) the independent auditor's internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (iii) all relationships between the independent auditor and the Company that would be relevant to a determination of the auditor's independence;

    25. Discuss the Company's annual audited financial statements and quarterly financial statements, including the Company's disclosures under 'Management Discussion and Analysis of Financial Condition and Results of Operations,' with management and the independent auditor;

    26. Review disclosures made to the Committee by the Company's CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls and any fraud involving management or other employees who have a significant role in the Company's internal controls;

    27. Discuss earnings press releases, including use of 'proforma' or 'adjusted' non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies;

    28. Discuss policies with respect to risk assessment and risk management separately and with management;

    29. Meet separately, periodically, with each of management, the internal auditors, and the independent auditor;

    30. Establish clear hiring policies for employees or former employees of the independent auditor;

    31. Establish procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (ii) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

    32. As appropriate, obtain advice and assistance from outside legal, accounting, or other advisers;

    33. At least annually, review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval, and

    34.  Conduct an annual review of the Committee's own performance.

February 2004

                           [MINERALS TECHNOLOGIES LOGO]

     This Proxy Statement is printed on paper containing precipitated calcium carbonate (PCC) produced by Minerals Technologies Inc.

                                                                      Appendix 2

MINERALS TECHNOLOGIES INC.
C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

   Vote-by-Internet
Log on to the Internet and go to
http://www.eproxyvote.com/mtx

OR

Vote-by-Telephone
Call toll-free
1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL                 ZMIT41

     Please mark
[X]  votes as in
     this example.                                                       3369

1. Election of Directors. Nominees:

    (01) John B. Curcio, (02) Paul R. Saueracker, (03) William C. Stivers

         FOR                            WITHHELD
         ALL    [ ]              [ ]    FROM ALL
       NOMINEES                         NOMINEES

   [ ]
       -------------------------------------
       For all nominees except as noted above


       MINERALS TECHNOLOGIES INC.

             COMMON STOCK

                                                FOR      AGAINST     ABSTAIN
2. Ratification of appointment of auditors.     [ ]        [ ]         [ ]

    Mark box at right if an address change or comment has been noted on the reverse side of this card. [ ]

Please be sure to sign and date this Proxy.

Signature:                  Date:      Signature:                  Date:
          -----------------      -----           -----------------      ------

                           MINERALS TECHNOLOGIES INC.

Dear Stockholder,

Please take note of the important information enclosed with this Proxy Ballot.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares should be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope. You may also vote your shares by telephone or via the internet. If you choose to vote by telephone or via the internet, you do not need to return the attached card.

If you are a participant in the Minerals Technologies Inc. Savings and Investment Plan, you may direct the Trustee how to vote the shares allocated to your account under the Plan. If you do not direct the Trustee, the Trustee will vote any undirected shares in the same proportion as those for which it has received instructions. As a participant in the Plan, your vote remains confidential.

Your vote must be received prior to the Annual Meeting of Stockholders on May 26, 2004.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Minerals Technologies Inc.

                               DETACH HERE                               ZMIT42


COMMON STOCK              MINERALS TECHNOLOGIES INC.               COMMON STOCK

           This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints, S.G. Gray and J.A. Sorel, or either of them, as Proxies to vote at the Annual Meeting of Stockholders of Minerals Technologies Inc. on May 26, 2004 and any adjournments or postponements thereof, on matters which may properly come before the Annual Meeting, in accordance with and as more fully described in the Notice of Meeting and Proxy Statement, receipt of which is acknowledged.

The Proxies will vote your shares in accordance with your directions on this card. If you do not indicate your choices on this card, the Proxies will vote your shares FOR all proposals.

        PLEASE VOTE, DATE, AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY
                            IN THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, the signature should be that of an authorized officer, who should state his or her title.

HAS YOUR ADDRESS CHANGED?               DO YOU HAVE ANY COMMENTS?

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